Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Strong Second Quarter Results on 19% Service Revenue Growth

●	Consolidated revenue of $56.4 million, up 12.0% from prior year

●	Service segment revenue of $35.3 million, up 19.4%; organic revenue grew 9.3%

●	Consolidated gross profit of $16.8 million, up 14.8%; gross margin increased 70 basis points to 29.7%

ROCHESTER, NY, October 31, 2022 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its second quarter ended September 24, 2022 (the “second quarter”) of fiscal year 2023, which ends March 25, 2023 (“fiscal 2023”). Results include the previously reported acquisitions of Cal OpEx Limited (d/b/a NEXA Enterprise Asset Management) (“NEXA”) effective August 31, 2021, Tangent Labs, LLC (“Tangent”) effective December 31, 2021 and Charlton Jeffmont Inc., Raitz Inc. and Toolroom Calibration Inc. (d/b/a Alliance Calibration) (“Alliance”) effective May 31, 2022.

“Our Service business continued to perform at a high level in the second quarter, despite growing economic uncertainty.” commented Lee D. Rudow, President and CEO. “Service segment revenue grew 19%, 9% organically, as demand in both our core calibration and NEXA asset management businesses remained strong. Service gross margin was a solid 32.6%, relatively flat with prior year, despite start-up costs primarily driven by the implementation of new client-based labs and an influx of new technicians to support future growth. As we have previously discussed, client-based labs can weigh on margins in the early stages of ramp-up and new technicians typically take several months to achieve expected productivity levels.”

“Our Distribution segment performed very well in the second quarter with revenue increasing 1.6% and gross margin expanding 140 basis points to 24.9%, largely driven by continued strength in our high-margin rental business and the sell-through of prior strategic inventory buys at higher prices. We are pleased that we were able to turn in such a strong performance despite the ongoing supply chain challenges that are impacting the industry on a macro level. Demand remained strong as our backlog increased 18% from prior year to a record $9.1 million. In total, continued growth in both operating segments drove second quarter EBITDA of $7.5 million, an increase of 6% from prior year.

Transcat Reports Strong Second Quarter Results on 19% Service Revenue Growth
October 31, 2022

Mr. Rudow added, “Acquisitions continue to be an important part of Transcat’s long-term growth strategy and we closed on two deals right after the end of the second quarter. Complete Calibrations is a small, but very strategic acquisition for Transcat. It provides Transcat with a local calibration presence to support the robust and growing life science market in Ireland and also brings us over 10 years of experience in developing robotics for calibrations. Our vision is to leverage this promising robotics technology over time in both Ireland and North America to further enhance our automation initiatives and differentiate Transcat from our competitors by driving gains in efficiency and quality while improving turnaround times for our customers.”

“e2b Calibration, located in Cleveland, Ohio, is a proven industry leader in calibration services related to the aviation industry, with particular strength in avionics. We believe that we can leverage Transcat’s current infrastructure and significant geographic footprint to further accelerate the growth in e2b’s capabilities across the U.S and Canada. In addition, there is an attractive life sciences market in the greater Cleveland area, which we are now nicely positioned to capitalize on.”

Second Quarter Fiscal 2023 Review
(Results are compared with the second quarter of the fiscal year ended March 26, 2022 (“fiscal 2022”))

($ in thousands)			Change
	FY23 Q2	FY22 Q2	$'s	%
Service Revenue	$35,267	$29,544	$5,723	19.4%
Distribution Sales	21,172	20,843	329	1.6%
Revenue	$56,439	$50,387	$6,052	12.0%
Gross Profit	$16,767	$14,611	$2,156	14.8%
Gross Margin	29.7%	29.0%
Operating Income	$3,626	$3,578	$48	1.3%
Operating Margin	6.4%	7.1%
Net Income	$2,357	$3,015	$(658)	(21.8%)
Net Margin	4.2%	6.0%
Adjusted EBITDA*	$7,531	$7,079	$452	6.4%
Adjusted EBITDA* Margin	13.3%	14.0%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Consolidated revenue was $56.4 million, an increase of 12.0%. Consolidated gross profit was $16.8 million, an increase of $2.2 million, or 14.8%, and gross margin expanded 70 basis points to 29.7% due to strong performance in the Distribution segment. Operating expenses increased $2.1 million, or 19.1%, driven by incremental expenses from acquired businesses (including stock-based compensation expense), increased intangibles amortization expense, and investments in technology and our employee base to support future growth. Adjusted EBITDA was $7.5 million which represented an increase of $0.5 million or 6.4%. Net income per diluted share decreased to $0.31 from $0.40 and adjusted diluted earnings per share was $0.44 versus $0.57 last year. The effective tax rate was 23.7% compared to 9.4% in the prior year, which benefited significantly from share-based payments and stock option activity. The increase in the tax rate had an unfavorable impact of $0.06 per diluted earnings per share and adjusted diluted earnings per share when compared to the prior year.

Transcat Reports Strong Second Quarter Results on 19% Service Revenue Growth
October 31, 2022

Service segment delivers strong second quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (62.5% of total revenue for the second quarter of fiscal 2023).

($ in thousands)			Change
	FY23 Q2	FY22 Q2	$'s	%
Service Segment Revenue	$35,267	$29,544	$5,723	19.4%
Gross Profit	$11,487	$9,712	$1,775	18.3%
Gross Margin	32.6%	32.9%
Operating Income	$2,507	$2,647	$(140)	(5.3%	)
Operating Margin	7.1%	9.0%
Adjusted EBITDA*	$5,549	$5,460	$89	1.6%
Adjusted EBITDA* Margin	15.7%	18.5%

* See Note 1 on page 4 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Service segment revenue was $35.3 million, an increase of $5.7 million or 19.4% and included $3.0 million of incremental revenue from acquisitions. Organic revenue growth was 9.3% and was driven by strong end market demand and continued market share gains. The segment gross margin decreased 30 basis points from prior year primarily due to increased start-up costs from new client-based lab implementations.

Distribution segment shows continued margin improvement

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (37.5% of total revenue for the second quarter of fiscal 2023).

($ in thousands)			Change
	FY23 Q2	FY22 Q2	$'s	%
Distribution Segment Sales	$21,172	$20,843	$329	1.6%
Gross Profit	$5,280	$4,899	$381	7.8%
Gross Margin	24.9%	23.5%
Operating Income	$1,119	$931	$188	20.2%
Operating Margin	5.3%	4.5%
Adjusted EBITDA*	$1,982	$1,619	$363	22.4%
Adjusted EBITDA* Margin	9.4%	7.8%

* See Note 1 on page 4 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Distribution sales increased 1.6% on improved end market demand and strength in our Rentals business. Distribution segment gross margin was 24.9%, an increase of 140 basis points due to a favorable sales mix driven by strength in the Rentals business.

Six Month Review (Results are compared with the first six months of fiscal 2022)

Total revenue was $111.1 million, an increase of $12.9 million or 13.2%. Consolidated gross profit was up $4.7 million, or 16.6%, and gross margin expanded to 29.5% or 800 basis points. Consolidated operating expenses increased $4.7 million, or 22.6%, driven by incremental expenses from acquired businesses, (including stock-based compensation expense), increased intangibles amortization expense, and investments in technology and our employee base to support future growth. As a result, consolidated operating income was $7.2 million compared with $7.3 million in last fiscal year’s period.

Adjusted EBITDA was $14.8 million which represented an increase of $1.6 million or 12.5%. Net income per diluted share decreased to $0.71 from $0.88 and adjusted diluted earnings per share was $0.98 versus $1.12 last year. The effective tax rate was 16.9% compared to 1.7% in the prior year, which benefited significantly from share-based payments and stock option activity. The increase in the tax rate had an unfavorable impact of $0.13 per diluted earnings per share and adjusted diluted earnings per share when compared to the prior year.

Transcat Reports Strong Second Quarter Results on 19% Service Revenue Growth
October 31, 2022

Balance Sheet and Cash Flow Overview

At September 24, 2022, the Company had $36.7 million available for borrowing under its secured revolving credit facility. Total debt of $50.8 million was up $2.3 million from fiscal 2022 year-end due to the acquisition of Alliance in the first quarter. The Company’s leverage ratio, as defined in the credit agreement, was 1.81 at September 24, 2022, compared with 1.74 at March 26, 2022.

Outlook

Mr. Rudow concluded, “As economic uncertainty continues to ramp up, we are pleased with the strong demand levels we experienced in our fiscal second quarter. We continue to demonstrate our ability to drive growth through various economic cycles as can be seen over the past 10 plus years, which provides us confidence that will continue. The business continues to benefit from significant participation in the life-science, aerospace and defense and other highly regulated industries, where there are extremely high costs of failure and where there are high recurring revenue streams. Additionally, we also expect Nexa Enterprise Asset Management to perform very well through various economic cycles. As a result, we remain confident that in the year ahead, we expect organic Service revenue growth in the high-single digit range and we expect gross margin improvement to continue over time.”

Transcat expects its income tax rate to range between 22% and 24% in fiscal 2023. This estimate includes Federal, various state, Canadian and Irish income taxes and reflects the discrete tax accounting associated with share-based payment awards.

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, November 1, 2022 at 11:00 a.m. ET. Management will review the financial and operating results for the second quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, November 8, 2022. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13733840, access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses, non-cash loss on sale of building and restructuring expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and

Transcat Reports Strong Second Quarter Results on 19% Service Revenue Growth
October 31, 2022

other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See page 10 for the Adjusted EBITDA Reconciliation table.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure. Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Diluted Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See page 11 for the Adjusted Diluted EPS Reconciliation table

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 24 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in 21 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, enterprise asset management, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Transcat Reports Strong Second Quarter Results on 19% Service Revenue Growth
October 31, 2022

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the Company’s response to the coronavirus (“COVID-19”) pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Audrey Calzolaio
Phone: (585) 866-1969
Email: Audrey.vanzummeren@transcat.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Strong Second Quarter Results on 19% Service Revenue Growth
October 31, 2022

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
	September 24,	September 25,	September 24,	September 25,
	2022	2021	2022	2021
Service Revenue	$35,267	$29,544	$69,143	$57,101
Distribution Sales	21,172	20,843	41,957	41,076
Total Revenue	56,439	50,387	111,100	98,177

Cost of Service Revenue	23,780	19,832	46,821	38,637
Cost of Distribution Sales	15,892	15,944	31,474	31,409
Total Cost of Revenue	39,672	35,776	78,295	70,046

Gross Profit	16,767	14,611	32,805	28,131

Selling, Marketing and Warehouse
Expenses	5,900	4,974	11,720	9,971
General and Administrative Expenses	7,241	6,059	13,855	10,893
Total Operating Expenses	13,141	11,033	25,575	20,864

Operating Income	3,626	3,578	7,230	7,267

Interest and Other Expense, net	537	250	693	445

Income Before Income Taxes	3,089	3,328	6,537	6,822
Provision for Income Taxes	732	313	1,108	119

Net Income	$2,357	$3,015	$5,429	$6,703

Basic Earnings Per Share	$0.31	$0.40	$0.72	$0.90
Average Shares Outstanding	7,550	7,482	7,542	7,473

Diluted Earnings Per Share	$0.31	$0.40	$0.71	$0.88
Average Shares Outstanding	7,646	7,595	7,635	7,578

Transcat Reports Strong Second Quarter Results on 19% Service Revenue Growth
October 31, 2022

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	September 24,	March 26,
	2022	2022
ASSETS
Current Assets:
Cash	$909	$1,396
Accounts Receivable, less allowance for doubtful accounts of $515
and $460 as of September 24, 2022, and March 26, 2022, respectively	39,744	39,737
Other Receivables	780	558
Inventory, net	16,764	12,712
Prepaid Expenses and Other Current Assets	4,419	5,301
Total Current Assets	62,616	59,704
Property and Equipment, net	27,770	26,439
Goodwill	66,118	65,074
Intangible Assets, net	14,880	14,692
Right To Use Asset, net	14,532	11,026
Other Assets	805	827
Total Assets	$186,721	$177,762

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$13,599	$14,171
Accrued Compensation and Other Liabilities	9,086	11,378
Current Portion of Long-Term Debt	2,205	2,161
Total Current Liabilities	24,890	27,710
Long-Term Debt	48,608	46,291
Deferred Tax Liabilities	6,670	6,724
Lease Liabilities	12,733	9,194
Other Liabilities	1,492	1,667
Total Liabilities	94,393	91,586

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized:
7,557,626 and 7,529,078 shares issued and outstanding
as of September 24, 2022, and March 26, 2022, respectively	3,779	3,765
Capital in Excess of Par Value	26,170	23,900
Accumulated Other Comprehensive Loss	(1,524)	(233)
Retained Earnings	63,903	58,744
Total Shareholders' Equity	92,328	86,176
Total Liabilities and Shareholders' Equity	$186,721	$177,762

Transcat Reports Strong Second Quarter Results on 19% Service Revenue Growth
October 31, 2022

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	For the Six Months Ended
	September 24, 2022	September 25, 2021
Cash Flows from Operating Activities:
Net Income	$5,429	$6,703
Adjustments to Reconcile Net Income to Net Cash Provided
by Operating Activities:
Net Loss on Disposal of Property and Equipment	34	84
Deferred Income Taxes	(54)	7
Depreciation and Amortization	5,419	4,131
Provision for Accounts Receivable and Inventory Reserves	94	499
Stock-Based Compensation Expense	1,942	1,057
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	(1,238)	(374)
Inventory	(3,724)	1,739
Prepaid Expenses and Other Current Assets	881	(1,847)
Accounts Payable	(586)	(1,293)
Accrued Compensation and Other Current Liabilities	(2,962)	(2,812)
Income Taxes Payable	-	(392)
Net Cash Provided by Operating Activities	5,235	7,502

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(4,772)	(3,770)
Proceeds from Sale of Property and Equipment	10	-
Business Acquisitions, net of cash acquired	(4,040)	(20,910)
Net Cash Used in Investing Activities	(8,802)	(24,680)

Cash Flows from Financing Activities:
Proceeds from Revolving Credit Facility, net	3,387	24,511
Repayments of Term Loan	(1,026)	(1,021)
Issuance of Common Stock	364	1,238
Repurchase of Common Stock	(437)	(5,649)
Net Cash Provided by Financing Activities	2,288	19,079

Effect of Exchange Rate Changes on Cash	792	90

Net (Decrease) Increase in Cash	(487)	1,991
Cash at Beginning of Period	1,396	560
Cash at End of Period	$909	$2,551

Transcat Reports Strong Second Quarter Results on 19% Service Revenue Growth
October 31, 2022

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(in thousands)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072	$2,357			$5,429
+ Interest Expense	360	550			910
+ Other Expense / (Income)	(204)	(13)			(217)
+ Tax Provision	376	732			1,108
Operating Income	$3,604	$3,626			$7,230
+ Depreciation & Amortization	2,641	2,778			5,419
+ Transaction Expense	30	-			30
+ Other (Expense) / Income	204	13			217
+ Noncash Stock Compensation	828	1,114			1,942
Adjusted EBITDA	$7,307	$7,531			$14,838

Segment Breakdown

Service Operating Income	$2,532	$2,507			$5,039
+ Depreciation & Amortization	2,139	2,246			4,385
+ Transaction Expense	30	-			30
+ Other (Expense) / Income	134	3			137
+ Noncash Stock Compensation	638	793			1,431
Service Adjusted EBITDA	$ ,473	$5,549			$11,022

Distribution Operating Income	$1,072	$1,119			$2,191
+ Depreciation & Amortization	502	532			1,034
+ Other (Expense) / Income	70	10			80
+ Noncash Stock Compensation	190	321			511
Distribution Adjusted EBITDA	$1,834	$1,982			$3,816

	Fiscal 2022
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,688	$3,015	$1,629	$3,048	$11,380
+ Interest Expense	189	169	194	258	810
+ Other Expense / (Income)	6	81	(58)	114	143
+ Tax Provision	(194)	313	596	1,095	1,810
Operating Income	$3,689	$3,578	$2,361	$4,515	$14,143
+ Depreciation & Amortization	1,990	2,141	2,368	2,578	9,077
+ Transaction Expense	-	821	55	26	902
+ Other (Expense) / Income	(6)	(81)	58	(114)	(143)
+ Noncash Stock Compensation	437	620	624	647	2,328
Adjusted EBITDA	$6,110	$7,079	$5,466	$7,652	$26,307

Segment Breakdown

Service Operating Income	$2,974	$2,647	$1,661	$3,532	$10,814
+ Depreciation & Amortization	1,488	1,634	1,861	2,070	7,053
+ Transaction Expense	-	821	55	26	902
+ Other (Expense) / Income	(2)	(56)	36	(82)	(104)
+ Noncash Stock Compensation	261	414	475	482	1,632
Service Adjusted EBITDA	$4,721	$5,460	$4 088	$6,028	$20,297

Distribution Operating Income	$715	$931	$700	$983	$3,329
+ Depreciation & Amortization	502	507	507	508	2,024
+ Other (Expense) / Income	(4)	(25)	22	(32)	(39)
+ Noncash Stock Compensation	176	206	149	165	696
Distribution Adjusted EBITDA	$1,389	$1,619	$1,378	$1,624	$6,010

Transcat Reports Strong Second Quarter Results on 19% Service Revenue Growth
October 31, 2022

TRANSCAT, INC.
Adjusted Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072	2,357			$5,429
+ Amortization of Intangible Assets	1,084	1,147			2,231
+ Acquisition Amortization of Backlog	-				-
+ Acquisition Deal Costs	299	239			538
+ Income Tax Effect at 25%	(346)	(346)			(692)
Adjusted Net Income	$4,109	3,397			$7,506

Average Diluted Shares Outstanding	7,629	7,646			7,635

Diluted Earnings Per Share	$0.40	$0.31			$0.71

Adjusted Diluted Earnings Per Share	$0.54	$0.44			$0.98

	Fiscal 2022
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,688	$3,015	$1,629	$3,048	$11,380
+ Amortization of Intangible Assets	620	729	947	1,098	3,394
+ Acquisition Amortization of Backlog	-	100	300	90	490
+ Acquisition Deal Costs	-	900	293	265	1,458
+ Income Tax Effect at 25%	(155)	(432)	(385)	(363)	(1,335)
Adjusted Net Income	$4,153	$4,312	$2,784	$4,138	$15,387

Average Diluted Shares Outstanding	7,593	7,595	7,653	7,636	7,589

Diluted Earnings Per Share	$0.49	$0.40	$0.21	$0.40	$1.50

Adjusted Diluted Earnings Per Share	$0.55	$0.57	$0.36	$0.54	$2.03

Transcat Reports Strong Second Quarter Results on 19% Service Revenue Growth
October 31, 2022

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2023 Q2	FY 2022 Q2	$'s	%
Service Revenue	$35,267	$29,544	$5,723	19.4%
Cost of Service Revenue	23,780	19,832	3,948	19.9%
Gross Profit	$11,487	$9,712	$1,775	18.3%
Gross Margin	32.6%	32.9%

Selling, Marketing & Warehouse Expenses	$3,791	$2,835	$956	33.7%
General and Administrative Expenses	5,189	4,230	959	22.7%
Operating Income	$2,507	$2,647	$(140)	(5.3%)
% of Revenue	7.1%	9.0%

			Change
DISTRIBUTION	FY 2023 Q2	FY 2022 Q2	$'s	%
Distribution Sales	$21,172	$20,843	$329	1.6%
Cost of Distribution Sales	15,892	15,944	(52)	(0.3%)
Gross Profit	$5,280	$4,899	$381	7.8%
Gross Margin	24.9%	23.5%

Selling, Marketing & Warehouse Expenses	$2,109	$2,139	$(30)	(1.4%)
General and Administrative Expenses	2,052	1,829	223	12.2%
Operating Income	$1,119	$931	$188	20.2%
% of Sales	5.3%	4.5%

			Change
TOTAL	FY 2023 Q2	FY 2022 Q2	$'s	%
Total Revenue	$56,439	$50,387	$6,052	12.0%
Total Cost of Revenue	39,672	35,776	3,896	10.9%
Gross Profit	$16,767	$14,611	$2,156	14.8%
Gross Margin	29.7%	29.0%

Selling, Marketing & Warehouse Expenses	$5,900	$4,974	$926	18.6%
General and Administrative Expenses	7,241	6,059	1,182	19.5%
Operating Income	$3,626	$3,578	$48	1.3%
% of Revenue	6.4%	7.1%

Transcat Reports Strong Second Quarter Results on 19% Service Revenue Growth
October 31, 2022

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2023 YTD	FY 2022 YTD	$'s	%
Service Revenue	$69,143	$57,101	$12,042	21.1%
Cost of Service Revenue	46,821	38,637	8,184	21.2%
Gross Profit	$22,322	$18,464	$3,858	20.9%
Gross Margin	32.3%	32.3%

Selling, Marketing & Warehouse Expenses	$7,374	$5,550	$1,824	32.9%
General and Administrative Expenses	9,909	7,293	2,616	35.9%
Operating Income	$5,039	$5,621	$(582)	(10.4%)
% of Revenue	7.3%	9.8%

			Change
DISTRIBUTION	FY 2023 YTD	FY 2022 YTD	$'s	%
Distribution Sales	$41,957	$41,076	$881	2.1%
Cost of Distribution Sales	31,474	31,409	65	0.2%
Gross Profit	$10,483	$9,667	$816	8.4%
Gross Margin	25.0%	23.5%

Selling, Marketing & Warehouse Expenses	$4,346	$4,421	$(75)	(1.7%)
General and Administrative Expenses	3,946	3,600	346	9.6%
Operating Income	$2,191	$1,646	$545	33.1%
% of Sales	5.2%	4.0%

			Change
TOTAL	FY 2023 YTD	FY 2022 YTD	$'s	%
Total Revenue	$111,100	$98,177	$12,923	13.2%
Total Cost of Revenue	78,295	70,046	8,249	11.8%
Gross Profit	$32,805	$28,131	$4,674	16.6%
Gross Margin	29.5%	28.7%

Selling, Marketing & Warehouse Expenses	$11,720	$9,971	$1,749	17.5%
General and Administrative Expenses	13,855	10,893	2,962	27.2%
Operating Income	$7,230	$7,267	$(37)	(0.5%)
% of Revenue	6.5%	7.4%